CONSENT AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Consent”) is made as of December 19, 2014 by and among Landauer, Inc., a Delaware corporation (“Landauer”), Global Physics Solutions, Inc., a Delaware corporation (“GPS”) and IZI Medical Products, LLC, a Delaware limited liability company (“IZI”, Landauer, GPS and IZI being hereinafter collectively referred to as the “Borrowers” and each individually as a “Borrower”), the Lenders parties hereto and BMO Harris Bank N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.WHEREAS, the Administrative Agent, the Lenders and the Borrowers are currently parties to that certain Credit Agreement dated as of November 11, 2011, as amended and as amended and restated by that certain Amended and Restated Credit Agreement dated as of August 2, 2013 as further amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 2014 (as so amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

B.WHEREAS, the Borrowers have requested, and the Lenders and the Administrative Agent have agreed to consent, on a one time basis only, to a delay in the delivery of audited financial statements for Fiscal Year 2014 beyond the date required under Section 10.1.1 of the Credit Agreement and make certain other modifications to the Credit Agreement as set forth in this Consent;

C.NOW THEREFORE, the parties hereto agree that the Credit Agreement shall be modified as set forth in this Consent.

CONSENT AND AMENDMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2. Consent and Amendment.  Notwithstanding anything contained in the Credit Agreement and the other Loan Documents to the contrary, upon satisfaction of the conditions precedent set forth in Section 4 below, the Lenders, the Administrative Agent and the Borrowers agree that,  (i) Landauer shall provide to the Administrative Agent and each Lender its annual audited financial statements for its 2014 Fiscal Year only (and such related deliveries) within one hundred twenty (120) days after the end of its 2014 Fiscal Year, (ii) Landauer shall provide to the Administrative Agent and each Lender the unaudited financial statements for its 2014 Fiscal Year within ninety (90) days after the close of such Fiscal Year together with a Compliance Certificate pursuant to Section 10.1.3 of the Credit Agreement based on such unaudited financial statements and (iii) Landauer shall deliver an amended Compliance Certificate together with, and in respect of, such audited financial statements delivered in accordance with clause (i) above.  Calculation of the Applicable Margin as set forth in the definition of such term in the Credit Agreement shall be initially based on the Compliance Certificate referred to in clause (ii) above until receipt of the Compliance Certificate referred to in clause (iii) above with any change in the Applicable Margin based on such amended Compliance Certificate to be retroactively effective to the date the Applicable Margin would have been determined had the audited 2014 financial statements and related Compliance Certificate been delivered on a timely basis. Compliance with any other provision set forth in any Loan Document, including Section11.13 of the Credit Agreement, shall, in each case, be determined based on the date of delivery of audited financial statements as permitted by this Consent.

3.  Affirmation.  Except as expressly amended hereby, the Credit Agreement is and shall continue in full force and effect and each Borrower hereby fully ratifies and affirms the Credit Agreement and each Loan Document to which it is a party.  Reference in any of this Consent, the Credit Agreement or any Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

4. Effectiveness; Counterparts.  The effectiveness of this Consent is subject to the conditions precedent that the Administrative Agent shall have received (a) counterparts of this Consent duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (b) a non-refundable consent fee for the account of each Lender executing this Consent in an amount equal to five (5) basis points of the amount of such Lender’s Commitment as in effect on the date hereof.    This Consent may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Consent by facsimile or other electronic format shall be effective as delivery of an original counterpart.

5. Loan Document. This Consent shall constitute a Loan Document for purposes of the Credit Agreement
6. Headings. The headings and captions of this Consent are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Consent.
7. APPLICABLE LAW. THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

Signature Pages Follow

2

The parties hereto have caused this Consent to be executed by their duly authorized persons, all as of the day and year first above written.

LANDAUER, INC.

By:	/s/ Mark A. Zorko
Name:	Mark A. Zorko
Title:	Interim CFO

GLOBAL PHYSICS SOLUTIONS, INC.

By:	/s/ Mark A. Zorko
Name:	Mark A. Zorko
Title:	Interim CFO

IZI MEDICAL PRODUCTS, LLC

By:	/s/ Mark A. Zorko
Name:	Mark A. Zorko
Title:	Interim CFO

Consent Signature Page

Acknowledged and agreed to as of the date first above written.

BMO HARRIS BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Mark Mital
Name:	Mark Mital
Title:	Sr. Vice President

Consent Signature Page

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ Michael T. Crowe
Name:	Michael T. Crowe
Title:	Senior Vice President

Consent Signature Page

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ Victoria D. Ehle
Name:	Victoria D. Ehle
Title:	Vice President

Consent Signature Page

FIFTH THIRD BANK, individually as a Lender

By:	/s/ Gayne Underwood
Name:	Gayne Underwood
Title:	Vice President

Consent Signature Page

BANK OF AMERICA, N.A., individually as a Lender

By:	/s/Michael Bergner
Name:	Michael Bergner
Title:	Vice President

Consent Signature Page